Exhibit 32.2
Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Senior Vice President and Chief Financial Officer of Coeur d'Alene Mines Corporation (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank L. Hanagarne Jr.
Frank L. Hanagarne Jr.
November 6, 2012